Exhibit 23




                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-47765 pertaining to the IKON Office Solutions, Inc. Retirement Savings Plan of our report dated June 3, 1999, with respect to the financial statements and supplemental schedules of the IKON Office Solutions, Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.



                                                          /s/ Ernst & Young, LLP


Philadelphia, Pennsylvania
June 28, 1999